UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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FIRST AVENUE NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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First Avenue Networks, Inc.
7925 Jones Branch Drive, Suite 3300
McLean, VA 22102
Notice of Special Meeting of Stockholders
To Be Held October 27, 2005
       Notice is hereby given that a Special Meeting of Stockholders of First Avenue Networks, Inc. (the “Company”) will be held at First Avenue Networks, Inc., 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102, on October 27, 2005, at 9:00 a.m. Eastern Daylight time. The purposes of the special meeting are to:

1. Approve an amendment to the Company’s Stock Option Plan to increase the number of shares available for issuance under the plan and to provide that the maximum term for which options may be granted under the plan is five years; and

2. Transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.
      Only stockholders of record at the close of business on August 30, 2005 are entitled to notice of and to vote at the meeting. To grant a proxy to vote your shares, you must complete and return the enclosed proxy card.
      The Board of Directors recommends that you vote for the approval of the amendment to the Company’s Stock Option Plan.

By Order of the Board of Directors,

Sandra G. Thomas
Secretary
McLean, Virginia
September 27, 2005
Please vote your shares promptly. Whether or not you plan to attend the special meeting in person, please complete, sign and return the enclosed proxy card. If stockholders do not return proxies in sufficient numbers, we will have to incur the expense of follow-up solicitations.

QUESTIONS AND ANSWERS
      The following questions and answers are designed to help you understand the proposals to be presented at the special meeting and the proxy voting process. These questions and answers only highlight information in this proxy statement. We strongly encourage you to read the full text of this proxy statement.

Q.	What am I being asked to vote on at the special meeting?

A.	We are asking you to vote on one matter at the special meeting:

• the approval of an amendment to the Company’s Stock Option Plan to increase the number of shares available for issuance under the plan and to provide that the maximum term for which options may be granted under the plan is five years

Q.	How does the Board of Directors recommend I vote on this proposal?

A.	The Board of Directors of the Company recommends that you vote FOR:

• the approval of an amendment to the Company’s Stock Option Plan

Q.	Who is entitled to vote at the special meeting?

A.	You are entitled to vote at the special meeting if you owned shares on August 30, 2005, the record date for the special meeting. On August 30, 2005, the Company had 59,860,626 shares of common stock outstanding.

Q.	What do I need to do now?

A.	Indicate on your proxy card how you want to vote and sign, date and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting.

Q.	May I vote in person?

A.	Yes. You may attend the meeting and vote your shares in person rather than signing and mailing your proxy card.

Q.	May I change my vote after I have voted my proxy?

A.	Yes. You may change your vote at any time before your proxy is voted at the special meeting by following the instructions as detailed in “Voting Your Shares and Changing Your Vote” on page 1. Before your proxy is voted, you may submit a new proxy or you may attend the meeting and vote in person.

Q:	What do I do if my shares are held in “street name” by my broker?

A:	If your shares are held in street name by a broker as your nominee, your broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or electronically via the Internet, instructions for which will be provided by your broker on your proxy card.

Q:	What happens if I do not instruct my broker how to vote on the proposals or if I mark “abstain” on the proxy card?

A:	If your shares are held in street name by a broker, your broker will not be able to vote your shares without instructions from you. If you mark your proxy “abstain” or do not instruct your broker how to vote, your shares will have no effect on the outcome of the proposals being presented at the special meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:	Who should I call if I have any additional questions?

A:	If you hold your shares directly, please contact Sandra Thomas at 434-220-4988 or sthomas@firstavenet.com. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

First Avenue Networks, Inc.
7925 Jones Branch Drive, Suite 3300
McLean, VA 22102
Proxy Statement
For a Special Meeting of Stockholders
To Be Held On October 27, 2005
Time and Place of Meeting
      A special meeting of stockholders of First Avenue Networks, Inc. (the “Company”) will be held on October 27, 2005, at 9:00 a.m. Eastern Daylight time at First Avenue Networks, Inc., 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102 and at any adjournment thereof.
      This proxy statement and the enclosed form of proxy will be first mailed together to the Company’s stockholders on or about September 30, 2005.
Voting Rights and Votes Required
      Our stockholders who held their shares of record as of the close of business on August 30, 2005 are entitled to notice of and to vote at the special meeting. Each stockholder has one vote for each share of common stock owned. On August 30, 2005, 59,860,626 shares of our common stock were outstanding and entitled to vote at the special meeting.
      The holders of a majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the meeting. Provided that a quorum is present at the meeting, the approval of a majority of the outstanding shares of common stock represented and entitled to vote at the meeting are needed to approve the amendment to our Stock Option Plan.
Voting Your Shares and Changing Your Vote
      To be voted, your proxy must be completed, signed and returned to us prior to voting at the special meeting. If you are a registered stockholder (that is, if you hold your stock in your own name), you may also vote by proxy. If you hold your shares in “street name,” the materials sent to you by your broker will tell you if you will be able to vote by telephone or electronically.
      You may revoke a proxy at any time before it is voted by:

•	delivering to us another properly signed proxy relating to the same shares dated a later date;

•	otherwise delivering a written notice to our secretary, dated a later date, stating that the proxy is revoked; or,

•	attending the special meeting or any adjournment and voting the shares covered by the proxy in person. Attendance at the special meeting will not, by itself, revoke your proxy.
      At the meeting, we will vote all proxies received in time and not revoked. Unless you instruct us otherwise, we will vote your proxy to:

•	approve the proposed amendment to the Company’s Stock Option Plan.
How Proxies Are Counted
      Our election inspector will count votes cast by proxy or in person. The election inspector will count shares represented by proxies that reflect abstentions and so-called broker non-votes as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Broker non-votes are shares represented at the meeting held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote, and (b) the broker or nominee does not have the discretionary voting power on a particular matter. Abstentions and broker non-votes will have no effect on the outcome of voting on the proposal to amend the Company’s Stock Option Plan.
Cost of Solicitation
      We will bear the cost of soliciting proxies. We will solicit proxies by mail, telephone, facsimile or otherwise, and some of our officers and employees may assist in the solicitation without additional compensation. We will reimburse brokers for their reasonable charges and expenses in forwarding solicitation materials to beneficial owners.
PROPOSAL 1:
AMENDMENT TO STOCK OPTION PLAN
      Our Board of Directors, subject to approval by the Company’s stockholders, has adopted an amendment to our Stock Option Plan to increase the number of shares of common stock reserved for issuance under the Plan from 3,600,000 to 7,600,000 and to provide that the maximum term for which options may be granted under the plan is five years. As of September 27, 2005, 40,950 shares of our common stock were available for grant under the Stock Option Plan.
      Since its adoption in 2001, the Stock Option Plan has been used for the grant of stock options for purposes of retaining or recruiting employees, officers, directors and consultants of the Company and members of our Board of Directors, and rewarding and providing incentives for individual performance. The Board of Directors believes that the adoption of the amendment to the Stock Option Plan would enhance the long-term stockholder value of the Company by offering opportunities to the Company’s officers, employees, directors and consultants to acquire a proprietary interest in the Company, thereby more closely aligning their interests with those of the Company’s stockholders.
      The following is a summary of the principal features of our Stock Option Plan, as amended, a copy of which is set forth in Appendix A to this proxy statement. The proposed amendments are shown in italics in Appendix A.
General
      Our Stock Option Plan provides for the grant of awards to employees, directors, officers and consultants of us or any parent or subsidiary of us. Awards under the Stock Option Plan may consist of incentive or non-qualified stock options to acquire the common stock of the Company. Incentive stock options may be granted only to employees.
      By making grants of options under our Stock Option Plan, we seek to attract, retain and motivate our employees and other persons to devote their best efforts to the business and financial success of the Company.
      If a stock dividend, stock split or combination of shares, recapitalization or other change in our capitalization or other distribution to holders of our stock occurs, other than normal cash dividends, adjustments will be made to the maximum number of shares that may be delivered under the plan and to the relevant provisions of outstanding awards.
      As of September 19, 2005, the aggregate market value of our common stock held by non-affiliates was approximately $149.7 million and non-affiliates held 24.9 million shares of our common stock.
Administration of the Stock Option Plan
      The administration of our Stock Option Plan has been delegated to the Compensation Committee of our Board of Directors. The Compensation Committee will have the authority to grant awards, determine award terms, and generally to interpret and administer the plan.

      The Compensation Committee will, as appropriate, adjust the maximum number of shares that may be delivered under the plan and other terms of the outstanding options, such as the exercise price, to reflect a stock split, stock dividend or similar event. The Compensation Committee may also impose restrictions and/or conditions with respect to shares of common stock acquired upon exercise of an option, and determine the circumstances and conditions subject to which shares acquired upon exercise of an option may be sold or otherwise transferred.
      The Compensation Committee has the discretion to adopt such rules and regulations, not inconsistent with the plan, as it may deem advisable to carry out the plan.
      We have the right to amend or terminate the Stock Option Plan. However, any amendment that would (i) increase the aggregate number of shares of common stock for which options may be granted (except for increases due to adjustments in accordance with the plan) or (ii) change the class of employees eligible to receive incentive stock options is subject to stockholder approval.
Terms of Stock Options
      Stock options granted under the Stock Option Plan may be either incentive stock options, as defined in the Code, or nonstatutory stock options. Subject to a maximum term of five years if the proposed amendment is adopted, the Compensation Committee will determine the exercise terms of stock options. Stock options granted under the Stock Option Plan may not be transferred except at death. The exercise price of each option intended to qualify as an incentive stock option will not be less than 100% of the fair market value of the stock upon the date of the option grant as determined by the Compensation Committee.
      In the event of (i) any offer to holders of the Company’s common stock generally relating to the acquisition of all or substantially all of their shares, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the board of directors may cancel any outstanding options and pay or deliver to the holder thereof an amount in cash or securities having a value equal to the product of (x) the number of shares of common stock that, as of the date of the consummation of such transaction, the holder of such option had become entitled to purchase (but had not purchased) multiplied by (y) the amount, if any, by which the formula or fixed price per share paid to such holders of shares of common stock pursuant to such transaction exceeds the option price applicable to such option shares.
      Generally, if an option holder’s service relationship with us terminates other than by death or disability, any unvested stock options granted under our Stock Option Plan that are then held by the option holder will expire and any vested portion will remain exercisable for an additional 30 days. If an option holder’s service relationship with us terminates by death, or terminates or is altered due to disability, any unvested stock options granted under our Stock Option Plan that are then held by the option holder will expire and any vested portion will remain exercisable for an additional 90 days in the case of termination by death, and one year in the event an option holder shall cease to be employed on a full-time basis due to a disability.
      Certain provisions of the Stock Option Plan apply only to certain executive officers of the Company and are intended to comply with Section 162(m) of the Code, including an annual limit on the number of shares with respect to options that may be granted under the Stock Option Plan in any calendar year.
Federal Income Tax Considerations
      The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Stock Option Plan based on federal income tax rules in effect on the date of this summary. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Stock Option Plan, nor does it cover state, local or foreign taxes.

      Incentive Stock Options (“ISOs”). In general, an optionee realizes no taxable income and the employer is entitled to no deduction upon the grant of an ISO. An employee exercising an ISO while employed by the Company and its subsidiaries within a limited period following termination of employment has no taxable income upon exercise. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain, either at long-term or short-term rates depending on the employee’s tax holding period in the shares, for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
      Nonstatutory Options (“non-ISOs”). In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, either at long-term or short-term rates depending on the employee’s tax holding period in the shares, for which the Company is not entitled to a deduction.
      In the event of a change in control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to the Company and subject to an additional 20% tax. Awards under the Stock Option Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.
      Under Section 162(m) of the Code, certain remuneration in excess of $1,000,000 may be nondeductible if paid by a publicly traded corporation to any of its chief executive officer or other four most highly compensated officers. Stock options that are granted under a stockholder-approved plan and qualify as “performance-based compensation” are exempt from Section 162(m).
Recommendation:
      Our Board of Directors recommends a vote “FOR” the amendment to our Stock Option Plan.
Appraisal Rights
      Holders of shares of Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

Equity Compensation Plan Information
      The following table provides information about our equity compensation plans as of December 31, 2004.

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	1,338,972	$0.14	51,283
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,338,972	$0.14	51,283

Option Grants During Fiscal 2004
      During the fiscal year ended December 31, 2004, none of Dean M. Johnson, Sandra G. Thomas or Evans Mullan was granted options to purchase our common stock. During the same period, there were no options to purchase our common stock granted to our current executive officers, our current directors or any Company employees.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
      The following table sets forth information with respect to compensation for each of the last three completed fiscal years for the Company’s chief executive officer and the other executives who earned in excess of $100,000 during the fiscal year ended December 31, 2004. We refer to these individuals as the “Named Executive Officers.”
Summary Compensation Table

				Long Term Compensation Awards

	Annual Compensation			Restricted	Securities
				Stock	Underlying	All Other
Name and Position	Year	Salary	Bonus	Awards	Options	Compensation

Dean M. Johnson(1)	2004	$195,000	$400,000	—	—	—
Director, President and	2003	$195,000	$102,500	—	746,182	—
Chief Executive Officer	2002	$195,000	$97,500	—	720,000	—
Sandra G. Thomas	2004	$120,000	$120,000	—	—	—
Vice President,	2003	$120,000	$65,000	—	248,727	—
Chief Financial Officer,	2002	$120,000	$60,000	—	120,000	—
Secretary and Treasurer
Evans Mullan	2004	$120,000	$60,000	—	—	—
Vice President	2003	$120,000	$65,000	—	248,727	—
	2002	$120,000	$60,000	—	50,000	—

(1)	As of September 7, 2005, Dean M. Johnson no longer serves as the Company’s President and Chief Executive Officer.
      There were no stock grants or stock appreciation rights granted during 2004 to the Named Executive Officers.

Aggregate Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table shows information for the Named Executive Officers related to the exercise of options during 2004 and the number and value of unexercised options held as of the end of 2004. None of the Named Executive Officers holds stock appreciation rights.

			Number of	Value of
			Securities Underlying	Unexercised in the
	Shares		Unexercised Options	Money Options at
	Acquired on	Value	at December 31, 2004	December 31, 2004
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Dean M. Johnson	0	$0	447,709/298,473	$6,267,929/$4,178,619
Sandra G. Thomas	0	$0	149,236/99,491	$2,089,307/$1,392,871
Evans Mullan	0	$0	99,491/99,491	$1,392,871/$1,392,871

(1)	Based on the closing price of the Company’s common stock on December 31, 2004 as reported on the Over the Counter Bulletin Board Market, which was $14.00.
Employment Agreements
      The Company has entered into an Executive Employment Agreement with Michael Gallagher, the Company’s President and Chief Executive Officer, dated September 7, 2005 (the “Employment Agreement”). Under Mr. Gallagher’s Employment Agreement, his term of employment as President and Chief Executive Officer will expire at the end of an initial one year term, subject to automatic extension for additional one-year terms unless either party provides at least thirty (30) days prior notice of non-extension or the agreement is otherwise terminated. The Employment Agreement provides, among other things, that we will pay Mr. Gallagher a base annual salary of $350,000 plus an annual bonus with a target of $150,000. In connection with his execution of the Employment Agreement, Mr. Gallagher was paid a signing bonus of $200,000 and was granted an option to purchase 1,500,000 shares of Company common stock.
      Pursuant to the Employment Agreement, Mr. Gallagher is entitled to certain benefits upon a termination of his employment as President and Chief Executive Officer and is eligible for option acceleration in connection with a Change of Control of the Company (as defined in the Employment Agreement). Additionally, Mr. Gallagher has agreed to maintain the confidentiality of Confidential Information (as defined in the Employment Agreement), to assign certain rights in Company intellectual property to the Company, and to comply with certain non-compete and non-solicitation restrictions while employed by the Company and for a period of time thereafter. Severance payments are conditioned on Mr. Gallagher executing a general release of claims in favor of the Company.
      The Company has entered into an Employment and Option Amendment Agreement (the “CFO Agreement”) with Sandra G. Thomas, the Company’s Chief Financial Officer, dated as of September 23, 2005. The CFO Agreement has an initial term of six months and will automatically renew for additional six-month terms unless either party provides at least thirty (30) days prior notice of non-extension or the agreement is otherwise terminated. The CFO Agreement provides that we will pay Ms. Thomas a base annual salary of $150,000. Additionally, under the terms of the CFO Agreement, subject to Ms. Thomas meeting her obligations thereunder in all material respects, upon her termination by the Company without Cause (as defined in the CFO Agreement) or her resignation for Good Reason (as defined in the CFO Agreement), Ms. Thomas is entitled to receive severance in the amount of $75,000, and a separation bonus equal to $60,000, pro-rated for a partial year based on the last date of Ms. Thomas’s employment with the Company. Additionally, if Ms. Thomas is terminated without Cause or resigns for Good Reason during the initial six-month term, she will receive an additional $75,000 bonus. In addition, if Ms. Thomas is terminated without Cause by the Company or resigns for Good Reason, (i) her outstanding stock options granted as of the date of the CFO Agreement shall become immediately vested and exercisable, and (ii) any subsequent options granted to Ms. Thomas shall become immediately vested and exercisable to the extent they would have vested according to their terms within the six-month period following her last date of employment had she remained employed by the Company. Additionally, if Ms. Thomas’s employment is terminated as a result of a Disability (as defined in the CFO Agreement), those options granted to Ms. Thomas as of the date of the CFO Agreement that remain unvested as of the time of her termination shall become immediately vested and exercisable. Further, if Ms. Thomas elects to continue her participation and that of her eligible dependents in the Company’s group health and dental plans, the Company will contribute the full premium cost of any such coverage for up to six months. If terminated for Cause by the Company or Mr. Thomas resigns without Good Reason, she shall not receive any of the aforementioned benefits and shall be entitled only to base salary earned and unpaid through the last date of her employment.
      Pursuant to the CFO Agreement, Ms. Thomas has agreed to (i) comply with the Company’s policies and procedures for protecting confidential information, (ii) not compete with the Company during the term of the Agreement and for a period of one year following her last date of employment (the “Non-Competition Period”), (iii) not solicit employees or consultants of the Company during the Non-Competition Period, (iv) reasonably cooperate with the Company for up to 45 days following her last date of employment with regards to the transition to a new management team, including a new Chief Financial Officer, and (v) during the Non-Competition Period, not disparage the Company or its subsidiaries. The violation by Ms. Thomas of any of the foregoing obligations will release the Company from its obligation to pay her severance and/or medical benefits. The payments to Ms. Thomas of severance, a separation bonus and a transition bonus, if applicable, are also subject to Ms. Thomas signing a general release of claims in favor of the Company.
      The Company has entered into an Employment Agreement with Joseph M. Sandri, Jr., the Company’s Senior Vice President, dated as of May 12, 2005 (the “VP Agreement”). Under the VP Agreement, Mr. Sandri’s term of employment will expire at the end of a two year term, unless otherwise terminated pursuant to the terms of the VP Agreement. The VP Agreement provides, among other things, that we will pay Mr. Sandri a base annual salary of $235,000 plus an annual bonus with a target of fifty percent of Mr. Sandri’s annual salary, based on Mr. Sandri meeting certain performance objectives outlined in the VP Agreement. In connection with his execution of the VP Agreement, Mr. Sandri was paid a bonus of $312,500 and was granted an option to purchase 100,000 shares of Company common stock. Pursuant to the VP Agreement, the Company also has certain indemnification obligations with respect to Mr. Sandri’s employment with the Company.
      Pursuant to the VP Agreement, in the event Mr. Sandri is terminated without Cause (as defined in the VP Agreement), Mr. Sandri is entitled to a lump-sum severance payment equal to the aggregate amount of base salary and annual bonus which would have been payable to the date of Mr. Sandri’s termination had he remained employed by the Company. Additionally, Mr. Sandri has agreed to maintain the confidentiality of confidential information, to assign certain rights in Company intellectual property to the Company, and to comply with certain non-compete and non-solicitation restrictions while employed by the Company and for a period of time thereafter.
      The Company has entered into a Separation, Option Amendment and Consultant Agreement with Dean M. Johnson, the Company’s former President and Chief Executive Officer and a member of its board of directors, dated September 6, 2005 (the “Separation Agreement”). Under the terms of the Separation Agreement, subject to Mr. Johnson meeting his obligations thereunder in all material respects, Mr. Johnson is entitled to receive severance in the amount of $250,000, and a transition bonus equal to $85,274. Additionally, Mr. Johnson’s outstanding stock options have become fully vested and exercisable and shall remain vested and exercisable for 90 days from the late date of his employment. Further, if Mr. Johnson elects to continue his participation and that of his eligible dependents in the Company’s group health and dental plans, the Company will contribute the full premium cost of any such coverage for one year.
      Pursuant to the Separation Agreement, Mr. Johnson will act as a consultant to the Company for a period of 75 days from the last date of his employment. For such services, Mr. Johnson will be paid consulting fees based on his salary as of the last date of his employment.

      Pursuant to the Separation Agreement, Mr. Johnson has also agreed to (i) comply with the Company’s policies and procedures for protecting confidential information, (ii) not compete with the Company for a period of two years following the last date of his employment (the “Non-Competition Period”), (iii) not solicit employees or consultants of the Company during the Non-Competition Period, (iv) cooperate with the Company for up to 45 days following the end of his consulting relationship with the Company with regards to management transition, (v) during the Non-Competition Period, not disparage the Company or its subsidiaries, and (vi) during the Non-Competition Period, not sell or otherwise dispose of or transfer more than 200,000 shares of Company common stock in any thirty (30) day period. The violation by Mr. Johnson of any of the foregoing obligations will release the Company from its obligation to pay Mr. Johnson severance and/or medical benefits. The payment to Mr. Johnson of severance and a transition bonus, and the option acceleration described above, are also subject to Mr. Johnson signing a general release of claims in favor of the Company.
Director Compensation
      Each non-employee director is eligible to receive annual compensation of $50,000 for serving as a Director or $57,500 for serving as chairman of the Board of Directors. Each non-employee director is also eligible for grants under our option plan of options to purchase common stock. Annually, we pay Messrs. Muleta and Rivers $50,000 each for serving as a director and Mr. Shorten $57,500 for serving as Chairman of the Board of Directors. During 2004, none of our directors were granted options in connection with their service as directors of the Company. Messrs. Subin, Teplitz, Weschler and Johnson have declined annual compensation and a stock option grant for their service as directors.
      We reimburse the members of our Board of Directors for reasonable expenses incurred in attending meetings of the Board of Directors or any board committee.

COMMON STOCK OWNERSHIP
      The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s common stock as of September 19, 2005 by (i) the Named Executive Officers, (ii) each of the Company’s directors, (iii) all of the Company’s executive officers and directors as a group and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than five percent of the outstanding common stock. Unless otherwise indicated, the business address of each director and executive officer named below is c/o First Avenue Networks, Inc., 7925 Jones Branch Drive, Suite 3300, McLean, Virginia, 22102. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.
      Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. Shares of common stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after September 19, 2005 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership

Name	Number	Percent

Aspen Advisors LLC(1)	22,396,359	36.4%
Aspen Partners Series A, a series of Aspen Capital Partners, L.P.(2)	15,016,628	24.4%
Peninsula Investment Partners(3)	6,710,550	10.9%
Quaker Capital Management Corp.(4)	4,988,035	8.2%
Ramius Capital Group, LLC(5)	5,416,047	9.0%
Dean M. Johnson(6)	669,176	*
Evans Mullan	—	—
Sandra G. Thomas(7)	117,662	*
Wharton B. Rivers, Jr.	24,867	*
Richard L. Shorten, Jr.(8)	7,181	*
Neil Subin	—	—
Matthew Teplitz(9)	4,988,035	8.2%
R. Ted Weschler(10)	6,710,550	10.9%
John Muleta	—	—
Michael Gallagher	—	—
All executive officers and directors as a group (12 persons)(11)	12,590,804	19.8%

*	Less than 1.0%

(1)	This information is based on a Schedule 13D (Amendment No. 7) filed on May 23, 2005. Of the 22,396,359 shares of common stock beneficially owned by Aspen Advisors (i) 13,344,488 shares are issued and outstanding and held by Aspen Partners, (ii) 7,379,731 shares are issued and outstanding and beneficially owned by private client accounts of Aspen Advisors, and (iii) 1,672,140 shares are issuable upon exercise, within 60 days of September 19, 2005, of warrants held by Aspen Partners and such client accounts. Aspen Advisors, as investment manager for Aspen Partners and its private clients, has discretionary investment authority over the shares of common stock and warrants held by Aspen Partners and the private clients. Nikos Hecht is the managing member of Aspen Capital LLC (“Aspen Capital”) and of Aspen Advisors. Accordingly, Mr. Hecht may be deemed to be the beneficial owner of the shares of common stock and warrants held by Aspen Partners and the private clients of Aspen Partners. The business address of Aspen Advisors LLC and Aspen Partners is 152 West 57th Street, 46th Floor, New York, NY 10019.

(2)	This information is based on a Schedule 13D (Amendment No. 7) filed on May 23, 2005. Of the 15,016,628 shares of common stock beneficially owned by Aspen Partners, 13,344,488 shares are issued and outstanding and 1,672,140 shares are issuable upon exercise, within 60 days of September 19, 2005, of warrants held by Aspen Partners. As the general partner of Aspen Partners, Aspen Capital may be deemed to share beneficial ownership of all such shares. Aspen Partners and Aspen Capital disclaim any beneficial interest in the shares owned by the accounts managed by Aspen Advisors.

(3)	Includes 1,693,189 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 19, 2005. The business address of Peninsula Capital is 404B East Main Street, Charlottesville, VA 22902.

(4)	Includes 1,261,954 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 19, 2005. All 4,988,035 shares of common stock reported as beneficially owned by Quaker Capital Management Corp. are owned by various investment advisory clients of Quaker Capital Management Corp. in accounts over which it has discretionary authority. Quaker Capital Management Corp. has shared voting and dispositive power over 905,817 shares and sole voting and dispositive power over 4,082,218 shares owned by its clients and held in accounts over which it has discretionary authority. The business address of Quaker Capital Management Corp. is 401 Wood Street, Suite 1300, Pittsburgh, PA 15222.

(5)	This information is based solely on the Schedule 13G filed on February 16, 2005. The 5,416,047 shares of common stock beneficially owned by Ramius Capital Group, LLC includes (i) 4,873,278 shares of common stock and warrants to purchase 201,458 shares of common stock exercisable within 60 days of September 19, 2005 owned by RCG Carpathia Master Fund, Ltd., a Cayman Islands company (“Carpathia”), (ii) 81,243 shares of common stock and warrants to purchase 6,875 shares of common stock exercisable within 60 days of September 19, 2005 owned by SPhinX Distressed (RCG Carpathia), Segregated Portfolio (“SPhinX”), a segregated account of SPhinX Distressed Fund SPC, a Cayman Islands company (the “Fund”), (iii) 15,000 shares of common stock owned by RCG Crimson, LP, a Delaware limited partnership (“Crimson”) (iv) 3,139 shares of common stock owned by RCG Halifax Fund, Ltd., a Cayman Islands company (“Halifax”), (v) 10,985 shares of common stock owned by Ramius Master Fund, Ltd., a Cayman Islands company (“Ramius Master Fund”), (vi) 1,569 shares of common stock owned by RCG Multi-Strategy Master Fund, Ltd., a Cayman Islands company (“Multi-Strategy”) and (vii) 222,500 shares of common stock owned by Ramius Securities, L.L.C., a Delaware limited liability company (“Ramius Securities”). The Fund is an index fund which invests in various securities. Ramius Capital Group, LLC, a Delaware limited liability company (“Ramius Capital”) is (i) the investment advisor of Carpathia, SPhinX and Halifax and has the power to direct some of the affairs of Carpathia, SPhinX and Halifax, including decisions respecting the disposition of the proceeds from the sale of shares of the common stock and (ii) the general partner of Crimson. RCG Asia Advisors, LLC, a Delaware limited liability company (“RCG Asia”) is the investment advisor of Multi-Strategy and has the power to direct some of the affairs of Multi-Strategy, including decisions respecting the disposition of the proceeds from the sale of shares of the common stock. Ramius Advisors, LLC, a Delaware limited liability company (“Ramius Advisors”) is the investment advisor of Ramius Master Fund and has the power to direct some of the affairs of Ramius Master Fund, including decisions respecting the disposition of the proceeds from the sale of shares of the common stock. RCG Asia and Ramius Advisors are wholly-owned subsidiaries of Ramius Capital. Ramius Securities is a broker dealer affiliated with Ramius Capital. C4S & Co., L.L.C., a Delaware limited liability company (“C4S”), is the managing member of Ramius Capital and in that capacity directs its operations. Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”) and Jeffrey M. Solomon (“Mr. Solomon”) are the managing members of C4S and in that capacity direct its operations. Each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon disclaims beneficial ownership of the shares of common stock owned by Carpathia, SPhinX, Crimson, Halifax, Ramius Master Fund, Multi-Strategy and

Ramius Securities. The business address of Ramius Capital Group, LLC is 666 Third Avenue, 26th Floor, New York, NY 10017.

(6)	Includes 200,000 shares of common stock and 469,176 shares of common stock issuable upon exercise of options with an exercise price of $0.14 exercisable within 60 days of September 19, 2005.

(7)	Includes 18,426 shares of common stock and 99,236 shares of common stock issuable upon exercise of options with an exercise price of $0.14 exercisable within 60 days of September 19, 2005.

(8)	Includes 7,181 shares of common stock issuable upon exercise of options with an exercise price of $0.14 exercisable within 60 days of September 19, 2005.

(9)	Includes 3,726,081 shares of common stock and 1,261,954 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 19, 2005 held by Quaker Capital Management Corp., of which Mr. Teplitz disclaims beneficial ownership. Mr. Teplitz is a partner of Quaker Premier L.P., the general partner of certain funds managed by Quaker Capital Management Corp.

(10)	Includes 5,017,361 shares of common stock and 1,693,189 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 19, 2005 held by Peninsula Investment Partners, of which Mr. Weschler disclaims beneficial ownership. Mr. Weschler is the managing partner of Peninsula Capital Advisors, LLC, the entity that is the investment advisor to Peninsula Investment Partners.

(11)	Includes shares described in notes 6 through 10 above.
STOCKHOLDER PROPOSALS
      In order for us to consider stockholder proposals for inclusion in the proxy material for our 2006 annual meeting, we must receive them on or before December 26, 2005. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary at our principal executive offices, First Avenue Networks, Inc., 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102.
      Stockholders who wish to make a proposal at the 2006 annual meeting, other than one that will be included in our proxy materials, must notify us no later than March 11, 2006. If a stockholder who wishes to present a proposal fails to notify us by March 11, 2006, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
      Some statements about us and our industry under the captions ”Questions and Answers” and elsewhere in this proxy statement are ”forward-looking statements.” These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. When we use the words ”estimate,” ”project,” ”believe,” ”anticipate,” ”intend,” ”plan,” ”expect” and similar expressions in this document and in the incorporated documents, we generally intend to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, including those in the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2004 and other documents filed with the SEC, actual results could differ materially from those expressed or implied by the forward-looking statements. We do not undertake any obligation to publicly update forward-looking statements to reflect new information or future events or otherwise.

OTHER BUSINESS
      Our Board of Directors knows of no business to be brought before the special meeting which is not referred to in the accompanying notice of special meeting of stockholders. However, should any such matters be presented, the persons named in the enclosed proxy will have discretionary authority to take such action in regard to such matters as in their judgment seems advisable.

APPENDIX A
FIRST AVENUE NETWORKS, INC.
STOCK OPTION PLAN
      (1) Purpose. The purpose of the First Avenue Networks, Inc. Stock Option and Restricted Stock Purchase Plan, as amended from time to time (the “Plan”) is to promote the interests of First Avenue Networks, Inc., a Delaware corporation (the “Company”), and any Parent or Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to selected employees, directors and officers of the Company or any Parent or Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership the Company seeks to attract, retain and motivate such employees, directors and officers and other persons and to encourage such employees, directors and officers and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be affected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code and “non-qualified stock options” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto.
      (2) Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

A. “Board of Directors” shall mean the Board of Directors of the Company.

B. “Code” shall mean the Internal Revenue Code of 1986, as amended.

C. “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof, provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

D. “Common Stock” shall mean the Common Stock $.001 par value, of the Company.

E. “Company” has the meaning set forth in Section 1.

F. “Employee” shall mean with respect to an ISO, any person, including without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, consultants, officers and directors.

G. “Fair Market Value” of a share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization. If on any applicable day the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of a share of Common Stock on such day shall be the fair market value determined in good faith by the Board of Directors.

H. “ISO” shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code.

I. “Named Executive Officers” shall have the meaning set forth in Section 13(1).

J. “Non Qualified Option” shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a “non qualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

K. “Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

L. “Participant” shall mean any Employee to whom an Option is granted under the Plan.

M. “Parent” of the Company shall have the meaning of “parent corporation” set forth in Section 424(e) of the Code.

N. “Plan” has the meaning set forth in Section 1.

O. “Subsidiary” of the Company shall have the meaning of “subsidiary corporation” set forth in Section 424(f) of the Code.
      (3) Eligibility. Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Options are to be granted hereunder, and to determine whether a person is to be granted a Non Qualified Option, an ISO or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.
      (4) Common Stock Subject to the Plan.
      A. Number of Shares. The total number of shares of Common Stock for which Options may be granted under the Plan shall not exceed in the aggregate 7,600,000 shares of Common Stock (subject to adjustment as provided in Section 7 hereof).
      B. Reissuance. The shares of Common Stock that may be subject to Options granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated or forfeited for any reason, the shares of Common Stock allocable to the unexercised, terminated, or forfeited portion of such Option may again be subject to an Option granted under the Plan. Notwithstanding the foregoing provisions of this Section, shares of Common Stock subject to an Option that are awarded to a Named Executive Officer and that are cancelled shall not again be available for grant under the Plan.
      C. Special ISO Limitations.
      1. The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent such limitations is exceeded, such Option shall be considered a Non Qualified Option for purposes of this Plan.
      2. No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.
      D. Limitations Not Applicable to Non-Qualified Options. Notwithstanding any other provision of the Plan, the provisions of Sections 4(c)(1) (other than the second sentence thereof) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.
      (5) Administration of the Plan
      A. Administration. Subject to the proviso in Section 2(c) hereof, the Plan shall be administered by a committee of the Board of Directors (the “Committee”) established by the Board of Directors. The

Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. To the extent deemed necessary or appropriate by the Board of Directors or the Committee, the Committee may be limited to specified members for purposes of complying with applicable provisions of the Code, securities laws, or the rules of any exchange on which the Common Stock is traded.
      B. Grant of Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder, (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal), (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.
      C. Interpretation. The Committee shall be authorized to interpret the Plan in its discretion and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.
      D. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.
      E. Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.
      (6) Terms and Conditions of Options.
      A. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code; provided that to the extent an Option intended to be an ISO does not qualify as an ISO under the applicable requirements of the Code, such Option shall be considered a Non Qualified Option for purposes of this Plan. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.
      The terms and conditions of each ISO shall include the following:

1. The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4(c)(2) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

2. ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant’s lifetime an ISO shall be exercisable only by the Participant.

3. The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed five[1] years from the date on which such ISO is granted. Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

4. To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

5. The terms and conditions of each ISO may include the following provisions:

a) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

b) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

c) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

d) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event,

      1 Prior to October 27, 2005, the date of the most recent amendment to the Plan, ISOs were permitted to be granted with a maximum term of ten years, subject to compliance with the Code.

such ISO may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

      B. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code, but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.
      The terms and conditions of each Non-Qualified Option Agreement shall include the following:

1. The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than (but not less than the par value per share) 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

2. The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be no more than five[2] years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

3. Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant’s lifetime a Non-Qualified Option shall be exercisable only by the Participant.

4. The terms and conditions of each Non-Qualified Option may include the following provisions:

a) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

b) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

c) In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the

      2 Prior to October 27, 2005, the date of the most recent amendment to the Plan, Non-Qualified Options were permitted to be granted with a maximum term in excess of five years.

meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

d) In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

5. To the extent that the Company (or any Parent or Subsidiary thereof) is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.
      (7) Adjustments.
      1. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case (x) without receiving compensation therefore in money, services or property and (y) through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, declaration of any dividends payable in Common Stock, or any similar event, the Committee in good faith shall, subject to the provisions of Section 7(3) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Sections 4(A) and 13(c) hereof, and such adjustments shall be effective and binding for all purposes of the Plan.
      2. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 7(3) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.
      3. Notwithstanding Sections 7(1) and 7(2) hereof, in the event of (i) any offer to holders of the Company’s Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an “Acquisition”), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the “Option Shares”) that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.
      (8) Effect of the Plan on Employment Relationship. Neither the Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.
      (9) Taxes. The Committee will make such provision for the withholding of taxes as it deems necessary. The Committee may, but need not, hold back shares of stock from an Option or permit a Participant to tender previously owned shares of stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).
      (10) Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock for which Options may be granted hereunder or (ii) to change the class of Employees eligible to receive ISOs under the Plan.
      (11) Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.
      (12) Effective Date of the Plan. The Plan shall be effective as of December 20, 2001, the date on which the Plan was adopted by the Board of Directors and approved by the requisite holders of outstanding capital stock of the Company.
      (13) Named Executive Officers.
      1. The provisions of this Section 13 shall apply only to those executive officers (i) whose compensation is required to be reported in the Company’s proxy statement pursuant to Item 402(a)(3)(i) and (ii) (or any successor thereto) of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act and (ii) whose total compensation, including estimated or future compensation attributable to Options under this Plan or any other plan of the Company or any Parent or Subsidiary thereof, is determined by the Board of Directors to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code (“Named Executive Officers”). In the event of any inconsistencies between this Section 13 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 13 shall control.

      2. No amendment of this Plan with respect to any Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Participant pursuant to this Plan or (ii) modify the requirements as to eligibility for participation in this Plan, unless the Company’s shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Board of Directors shall amend this Section 13 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the performance based compensation requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.
      3. Notwithstanding any provision of this Plan (including the provisions of this Section 13) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to Options which are granted hereunder shall be based solely on an increase in the value of the applicable shares of Common Stock after the date of grant of such Options. Thus, no Option with an exercise price less than the Fair Market Value of the related shares of Common Stock on the date of grant may be granted hereunder to a Named Executive Officer. Furthermore, the maximum number of shares of Common Stock with respect to which Options may be granted hereunder to any Named Executive Officer during any calendar year may not exceed One Million (1,000,000) shares of Common Stock, subject to adjustment as provided in Section 7.
      (14) Compliance with Securities and Other Laws. As a condition to the issuance or transfer of any Option or any security issuable in connection with such Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of any applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Option or any security issuable in connection with such Option until the Committee has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Option or any security issuable in connection with such Option or any agreement, instrument or certificate evidencing such Option or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under any state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Option or any security issuable in connection with such Option under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Option or any security issuable in connection with such Option if such refusal is based upon the provisions of this Section 14. As a condition to any issuance, delivery or transfer of any Option or any security issuable in connection with such Option, the Company may place legends on any agreement, instrument or certificate evidencing such Option or security; issue stop transfer orders with respect thereto; require such market stand-off, lockup, or similar agreements or undertakings as the Company deems necessary or desirable; and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the Participant (or successor in interest) to the effect that such recipient is acquiring such Option or security solely for investment and not with a view to distribution and that no distribution of the Option or security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

4945-SPS-05

DETACH HERE	ZFAN82
PROXY
FIRST AVENUE NETWORKS, INC.
7925 Jones Branch Drive, Suite 3300, McLean, VA 22102
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Sandra G. Thomas and Alessandra Daigneault, and each of them, each with power to appoint his or her substitute, as proxies to vote and act at the Special Meeting of Stockholders of First Avenue Networks, Inc. (the “Company”) to be held on October 27, 2005 at 9:00 a.m. Eastern Standard time at the Company’s offices at 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102 or any adjournment thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified on the reverse side, as described in the accompanying notice of special meeting and proxy statement, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of the special meeting are hereby revoked.
     Unless otherwise specified in the boxes on the reverse side hereof, this proxy will be voted FOR an amendment to the Company’s Stock Option Plan and in the discretion of the named proxies as seems in their judgment advisable as to any other matter that may come before the special meeting or any adjournment thereof.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

FIRST AVENUE NETWORKS, INC.
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZFAN81
4945

Please mark
☑	votes as in
this example.

The Board of Directors recommends a vote FOR the following matter:

		FOR	AGAINST	ABSTAIN
1.	An amendment to the Company's Stock Option Plan.	☐	☐	☐

Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: